UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 17, 2008

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 E. Houston, San Antonio, Texas	78205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Throughout this document, AT&T Inc., is referred to as "AT&T".  On April 18, 2008, AT&T announced the next step in streamlining its operations – particularly in non-customer-facing areas – to operate more efficiently after bringing together several companies in recent years. This step reduces AT&T’s workforce by approximately 1.5%, primarily among management employees.  This initiative is part of the company’s move from a collection of regional companies to one AT&T focused on customers.  The vast majority of employees will not be impacted, and headcount overall is expected to remain stable in 2008 as the company hires additional employees to support growth areas. AT&T will reflect a charge of $374 million (pre-tax) in the first quarter of 2008 associated with these force reductions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: April 17, 2008	By: /s/ John J. Stephens John J. Stephens Senior Vice President and Controller